Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee

NewBridge Bank Employees’ 401(k) Plan

We consent to the incorporation by reference in Registration Statement (No. 333-160071) on Form S-8 of NewBridge Bancorp of our report dated June 26, 2014, with respect to the financial statements and supplemental schedule of NewBridge Bank Employees’ 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

June 26, 2014